EXHIBIT 99.1

MercadoLibre, Inc. Reports Fourth Quarter and Full Year 2015 Financial Results

* Fourth quarter Sold Items of 36.8 million, up 27%, 128.4 million for Full Year

* Fourth Quarter Net Revenues of $180.7 million, growing 12% in USD, 69% in local currencies

* Fourth Quarter Net Income of $39.0 million resulting in a $0.88 EPS.

BUENOS AIRES, Argentina, Feb. 25, 2016 (GLOBE NEWSWIRE) -- MercadoLibre, Inc. (Nasdaq:MELI) (http://www.mercadolibre.com), Latin America's leading e-commerce technology company, today reported financial results for the fourth quarter and fiscal year ended December 31, 2015.

Pedro Arnt, Chief Financial Officer of MercadoLibre, Inc., commented, “We exited 2015 on a favorable trajectory across all our major initiatives, allowing us to wrap up one of the strongest years ever in terms of executing the strategic vision we set forth for the company. As we delve into our 2016 plan and beyond, we remain constant in our belief that product driven innovation and a customer-centric culture across our BU’s will be the cornerstones of our efforts during the year.”

Full Year 2015 Business Highlights

  128.4 million Items Sold through MercadoLibre, a growth of 26.8% year-over-year, resulting in a Gross Merchandise Volume of $7.2 billion.
  80.4 million Total Payment Transactions, accelerating to 73.7% compared with a year ago, leading to a full-year Total Payment Volume of $5.2 billion.
  Consolidated Net Revenues for the full year were $651.8 million, a 17.1% increase year-over-year.
  Full-year net income was $105.8 million, or $2.40 per share.

Fourth Quarter 2015 Operational Highlights

  Items sold in the fourth quarter of 2015 were 36.8 million, accelerating to 27.0 % year-over-year. This increase was primarily driven by Argentina’s operation, which posted strong growth of 58.2% year-over- year.  Gross Merchandise Volume was $2,006.1 million, an 85.8% growth in local currencies and accelerating to 11.6% in USD.
  Total payment transactions through MercadoPago were 25.4 million, accelerating to 78.6% year over year. Total payment volume was $1,556.4 million in the last quarter of 2015, a year-over-year growth of 97.0% in local currencies and 41.7% in USD.

  Exiting the year with increased user engagement of our ecosystem through improved product offerings:

  MercadoPago’s Merchant service revenues grew at triple digits in local currencies for the third consecutive quarter, consolidating as one of the fastest growing segments.
  Financing revenues grew in local currencies 57% year-over-year, driven by the high adoption of interest-free listings type in Brazil, and by the positive response to interest-free listings in Mexico and in Argentina, where it was launched towards the end of the fourth quarter.
  MercadoEnvios shipped close to 70% of units sold in Brazil during the quarter, and half of the items in all four countries: Brazil, Argentina, Mexico, and Colombia.
  Advertising grew revenues north of 140% in local currencies, following efforts in innovation and development of ad formats.
  Mobile continued to increase penetration of Gross Merchandise Volume and drive user registration. Mobile payments also had encouraging results, in the peer to peer transfer products and adoption of mobile POS systems by merchants.
  1580 Official Stores for large brands, with enhanced product selection and quality, selling through the platform by the end of the quarter.
  Launched the operation in three new geographies this quarter: Bolivia, Paraguay and Guatemala.
  Investments and efforts behind user experience, category diversification and Customer Support, combined with increased adoption, continued to translate into gains in Net Promoter Score for the 10th consecutive quarter.

Fourth Quarter 2015 Financial Highlights

  Net revenues for the fourth quarter were $180.7 million, a year-over-year growth of 12.0% and 68.9% in local currencies. Excluding Venezuela, Net revenues grew 13.6% in USD and 51.3% in local currencies. In Brazil, local currency revenue growth was 42.0%. Marketplace revenues grew 63.3% in local currencies and 2.1% in USD, while non-marketplace revenues grew 79.1% in local currencies and 30.0% in USD, driven mainly by the performance of the MercadoPago, Shipping and Advertising business units.
  Gross profit for the fourth quarter of 2015 was $117.6 million. Gross profit margin was 65.1%, compared to 70.5% in the fourth quarter of 2014. Most of the margin compression is explained by the incremental impact of payment processing fees and sales taxes as MercadoPago and MercadoEnvios volume grows. Of the margin contraction, an estimated 172 basis points can be attributable to foreign currency devaluations.
  Total operating expenses were $83.9 million, 46.4% of net revenues, up from 42.4% in last year’s fourth quarter. An increase in customer acquisition and retention expenses and higher compensation costs explain most of this contraction year over year. Margin decline was explained by 252 basis points of Product development expenses, 263 bps of Sales and marketing expenses and offset by 126 basis points of General and Administrative expenses. Of the total margin compression, an estimated 358 basis points can be attributable to foreign currency devaluations.
  Income from operations was, as a result, $33.7 million; a year-over-year decrease of 25.5% in USD. As a percentage of revenues, Income from Operations was 18.6%, down from 28.0% in the same period of 2014. Of the total margin compression, an estimated 530 basis points can be attributable to foreign currency devaluations.
  Interest income grew 32.7% year-over-year to $5.8 million, due to higher interest rates and larger amounts invested.
  Forex saw a $17.8 million gain due to the appreciation of USD denominated intercompany credits payable to the Argentine subsidiary and USD balances in Brazil and Mexico. These gains were partly offset by $4.2 million of financial expenses related predominantly to the Convertible Bond issued in 2014.
  Net income before taxes was $53.0 million, a 6.1% year-over-year increase in USD and representing 29.3% of revenues, versus 31.0% last year.
  Blended tax rate for the three month period was 26.5%, compared to 31.6% in the last year’s same period. The benefits received under the Software Development Law in Argentina account for most of the decrease.
  Net income was $39.0 million, a year-over-year increase of 14.1% in USD. Earnings per share for the fourth quarter were $0.88.
  Free cash flow, defined as cash from operating activities less payment for the acquisition of property, equipment, intangible assets, advances for property and equipment net of financial liabilities and payment for acquired businesses net of cash acquired, was $84.2 million.*
  We declared a quarterly dividend of $0.15 per share, payable on April 15, 2016 to shareholders of record as of the close of business on March 31, 2016.

(*) See note on “Non-GAAP Financial Measures”

The following table summarizes certain key performance metrics for the three months ended December 31, 2015 and 2014.

	Three months ended December 31, (in MM)
	2015	2014	%YoY	%YoY Local Currency

Total confirmed registered users at the end of period	144.6	120.9	19.6%	-
New confirmed registered users during the period	6.3	5.7	9.2%	-
Gross merchandise volume	$2,006.1	$1,797.3	11.6%	85.8%
Items sold	36.8	29.0	27.0%	-
Total payment volume	$1,556.4	$1,098.6	41.7%	97.0%
Total payment transactions	25.4	14.2	78.6%	-

Table of Year-on-Year Local Currency Revenue Growth Rates by Quarter

	YoY Growth rates
Consolidated Net Revenues
	Q4'14	Q1'15	Q2'15	Q3'15	Q4'15
Brazil	61%	58%	58%	47%	42%
Argentina	98%	94%	90%	83%	79%
Mexico	21%	32%	26%	26%	29%
Venezuela	253%	284%	284%	281%	272%
Others	61%	33%	12%	3%	14%
Total	109%	100%	88%	68%	69%

Conference Call and Webcast

The Company will host a conference call and audio webcast on February 25, 2016 at 4:30 p.m. Eastern Time. The conference call may be accessed by dialing +(970) 315-0420 or +(877) 303-7209 (Conference ID 51641541) and requesting inclusion in the call for MercadoLibre. The live conference call can be accessed via audio webcast at the investor relations section of the Company's website, at http://investor.mercadolibre.com. An archive of the webcast will be available for one week following the conclusion of the conference call.

Definition of Selected Operational Metrics

Blended tax rate – Defined as income and asset tax expense as a percentage of income before income and assets tax.

Excluding Venezuela – Given the current currency distortions and hyperinflation present in Venezuela, the Company’s growth data disclosed above excludes the impact of the results of operations from its Venezuelan subsidiaries. The disclosure of this data enables investors to evaluate the company’s operating performance from period to period without the distortions caused by Venezuela’s hyperinflation and foreign exchange policies.

Free Cash Flow – Defined as cash flows from operating activities less property, equipment, intangible assets net of financial liabilities and payment for acquired business net of cash acquired.

Currency devaluations impact – Constant currency analysis is used in order to provide a better understanding of the impact on margins of the currency fluctuations. Constant currency estimates are calculated using this quarter’s exchange rate as the constant rate.

Gross merchandise volume – Measure of the total U.S. dollar sum of all transactions completed through the MercadoLibre Marketplace, excluding motor vehicles, vessels, aircraft, real estate, and services.

Items sold – Measure of the number of items sold/purchased through the MercadoLibre Marketplace.

Local Currency Growth Rates – Calculated by using the average monthly exchange rate for each month during the previous year and applying it to the corresponding month in the current year, so as to calculate what the growth would have been had exchange rates been the same throughout both periods.

Net income margin – Defined as net income as a percentage of net revenues.

New confirmed registered users – Measure of the number of new users who have registered on the MercadoLibre platform (including MercadoPago) and confirmed their registration. Since July’12, registration and confirmation take place in the same step of the registration flow.

Operating margin – Defined as income from operations as a percentage of net revenues.

Total confirmed registered users – Measure of the cumulative number of users who have registered on the MercadoLibre platform (including MercadoPago) and confirmed their registration. Since July ’12, registration and confirmation take place in the same step of the registration flow.

Total payment transactions – Measure of the number of all transactions completed using MercadoPago.

Total payment volume – Measure of total U.S. dollar sum of all transactions paid for using MercadoPago.

About MercadoLibre

Founded in 1999, MercadoLibre is Latin America's leading e-commerce technology company. Through its primary platforms, MercadoLibre.com and MercadoPago.com, it provides solutions to individuals and companies buying, selling, advertising, and paying for goods and services online.

MercadoLibre.com serves millions of users and creates a market for a wide variety of goods and services in an easy, safe and efficient way. The site is among the top 50 in the world in terms of page views and is the leading retail platform in unique visitors in the major countries in which it operates according to metrics provided by comScore Networks.  The Company is listed on NASDAQ (Nasdaq: MELI) following its initial public offering in 2007.

For more information about the Company visit: http://investor.mercadolibre.com.

The MercadoLibre, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4193

Consolidated balance sheets

	December 31,	December 31,
	2015	2014
Assets	(In thousands)
Current assets:
Cash and cash equivalents	$166,881	$223,144
Short-term investments	202,112	148,810
Accounts receivable, net	28,428	46,672
Credit cards receivables, net	131,946	85,162
Prepaid expenses	6,007	3,458
Inventory	222	—
Deferred tax assets	12,290	11,520
Other assets	9,577	13,984
Total current assets	557,463	532,750
Non-current assets:
Long-term investments	187,621	205,265
Property and equipment, net	81,633	91,545
Goodwill	86,545	68,829
Intangible assets, net	28,991	23,171
Deferred tax assets	17,398	21,554
Other assets	43,955	23,734
Total non-current assets	446,143	434,098
Total assets	$1,003,606	$966,848

Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$62,038	$58,006
Funds payable to customers	203,247	165,034
Salaries and social security payable	32,918	28,777
Taxes payable	10,092	26,013
Loans payable and other financial liabilities	1,965	1,642
Deferred tax liabilities	2,551	1,645
Other liabilities	7,667	4,176
Dividends payable	4,548	7,330
Total current liabilities	325,026	292,623
Non-current liabilities:
Salaries and social security payable	10,422	11,326
Loans payable and other financial liabilities	294,342	282,184
Deferred tax liabilities	24,498	18,746
Other liabilities	9,860	6,181
Total non-current liabilities	339,122	318,437
Total liabilities	$664,148	$611,060

Commitments and contingencies	-	-

Equity:

Common stock, $0.001 par value, 110,000,000 shares authorized,
44,156,854 and 44,154,572 shares issued and outstanding at December 31,
2015 and December 31, 2014, respectively	$44	$44
Additional paid-in capital	137,923	137,645
Retained earnings	440,770	353,173
Accumulated other comprehensive loss	(239,279)	(135,074)
Total Equity	339,458	355,788
Total Liabilities and Equity	$1,003,606	$966,848

Consolidated statements of income

	Year Ended December 31,			Three Months Ended December 31,
	2015	2014	2013	2015	2014
		(In thousands)		(In thousands)
Net revenues	$651,790	$556,536	$472,595	$180,732	$161,370
Cost of net revenues	(214,994)	(158,978)	(130,077)	(63,162)	(47,665)
Gross profit	436,796	397,558	342,518	117,570	113,705

Operating expenses:
Product and technology development	(76,423)	(53,600)	(40,888)	(22,497)	(16,027)
Sales and marketing	(128,609)	(111,627)	(90,484)	(42,167)	(33,400)
General and administrative	(76,342)	(62,364)	(57,607)	(19,215)	(19,041)
Impairment of Long-Lived Assets	(16,226)	(49,496)	—	—	—
Total operating expenses	(297,600)	(277,087)	(188,979)	(83,879)	(68,468)
Income from operations	139,196	120,471	153,539	33,691	45,237

Other income (expenses):
Interest income and other financial gains	20,561	15,336	10,668	5,792	4,366
Interest expense and other financial losses	(20,391)	(11,659)	(2,356)	(4,229)	(4,941)
Foreign currency gains (losses)	11,125	(2,352)	1,258	17,772	5,299
Net income before income / asset tax expense	150,491	121,796	163,109	53,026	49,961

Income / asset tax expense	(44,702)	(49,143)	(45,583)	(14,062)	(15,800)
Net income	$105,789	$72,653	$117,526	$38,964	$34,161

Less: Net Income attributable to Redeemable Noncontrolling Interest	—	72	19	—	16
Net income attributable to MercadoLibre, Inc. shareholders	$105,789	$72,581	$117,507	$38,964	$34,145

	Year Ended December 31,			Three Months Ended December 31,
	2015	2014	2013	2015	2014
Basic EPS
Basic net income attributable to MercadoLibre, Inc.
Shareholders per common share	$2.40	$1.63	$2.66	$0.88	$0.76
Weighted average of outstanding common shares	44,155,680	44,153,884	44,152,600	44,156,800	44,154,412

Diluted EPS
Diluted net income attributable to MercadoLibre, Inc.
Shareholders per common share	$2.40	$1.63	$2.66	$0.88	$0.76
Weighted average of outstanding common shares	44,155,680	44,153,884	44,152,600	44,156,800	44,154,412

Cash Dividends declared	0.412	0.664	0.572	0.103	0.166

Consolidated statements of cash flows

	Year Ended December 31,
	2015	2014	2013
	(In thousands)
Cash flows from operations:
Net income attributable to MercadoLibre, Inc. Shareholders	$105,789	$72,581	$117,507
Adjustments to reconcile net income to net cash provided by operating activities:
Net income attributable to Redeemable Noncontrolling Interest	-	72	19
Unrealized Devaluation Loss, net	14,717	13,808	6,421
Impairment of Long-Lived Assets	16,226	49,496	—
Depreciation and amortization	23,209	16,947	11,879
Accrued interest	(12,783)	(9,029)	(9,883)
Convertible bonds accrued interest and amortization of debt discount	17,272	7,874	—
LTRP accrued compensation	10,213	11,852	11,645
Deferred income taxes	4,354	(20,237)	(7,848)
Changes in assets and liabilities:
Accounts receivable	(36,476)	(36,120)	(22,764)
Credit Card Receivables	(109,139)	(45,521)	(27,315)
Prepaid expenses	(3,907)	(157)	(2,075)
Inventory	(237)	—	—
Other assets	(2,340)	(5,982)	(23,127)
Accounts payable and accrued expenses	63,668	68,780	26,037
Funds payable to customers	119,353	61,072	47,558
Other liabilities	1,765	1,675	2,986
Interest received from investments	9,686	9,682	11,473
Net cash provided by operating activities	221,370	196,793	142,513
Cash flows from investing activities:
Purchase of investments	(1,949,769)	(2,577,130)	(1,135,941)
Proceeds from sale and maturity of investments	1,875,516	2,330,836	1,174,790
Payment for acquired businesses, net of cash acquired	(45,009)	(36,814)	(3,423)
Payment of remaining amount from business acquisition	-	(4,000)	—
Purchases of intangible assets	(1,746)	(857)	(459)
Advance for property and equipment	(23,380)	—	—
Purchases of property and equipment	(39,150)	(34,426)	(113,756)
Net cash used in investing activities	(183,538)	(322,391)	(78,789)
Cash flows from financing activities:
Funds received from the issuance of convertible notes	-	330,000	—
Transaction costs from the issuance of convertible notes	-	(8,084)	—
Purchase of convertible note capped call	-	(19,668)	—
Proceeds from loans payable and other finanacial liabilities	5,033	—	31,454
Payments on loans payable and other financial liabilities	(9,059)	(7,704)	(15,937)
Dividends paid	(20,974)	(28,303)	(23,754)
Repurchase of Common Stock	(2,714)	(1,944)	(1,012)
Stock options exercised	—	—	3
Net cash (used in) provided by financing activities	(27,714)	264,297	(9,246)
Effect of exchange rate changes on cash and cash equivalents	(66,381)	(55,840)	(15,682)
Net (decrease) increase in cash and cash equivalents	(56,263)	82,859	38,796
Cash and cash equivalents, beginning of the year	$223,144	140,285	101,489
Cash and cash equivalents, end of the year	$166,881	$223,144	$140,285

Financial results of reporting segments

	Year Ended December 31, 2015
	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total
	(In thousands)
Net revenues	$290,602	$245,011	$40,338	$40,475	$35,364	$651,790
Direct costs	(180,394)	(134,750)	(31,282)	(15,287)	(24,605)	(386,318)
Impairment of Long-lived Assets	-	-	-	(16,226)	-	(16,226)
Direct contribution	110,208	110,261	9,056	8,962	10,759	249,246

Operating expenses and indirect costs of net revenues						(110,050)
Income from operations						139,196

Other income (expenses):
Interest income and other financial gains						20,561
Interest expense and other financial losses						(20,391)
Foreign currency gain						11,125
Net income before income / asset tax expense						$150,491

	Year Ended December 31, 2014
	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total
	(In thousands)
Net revenues	$273,638	$150,668	$37,669	$58,026	$36,535	$556,536
Direct costs	(158,412)	(81,273)	(24,068)	(16,584)	(20,163)	(300,500)
Impairment of Long-lived Assets	-	-	-	(49,496)	-	(49,496)
Direct contribution	115,226	69,395	13,601	(8,054)	16,372	206,540

Operating expenses and indirect costs of net revenues						(86,069)
Income from operations						120,471

Other income (expenses):
Interest income and other financial gains						15,336
Interest expense and other financial losses						(11,659)
Foreign currency gain						(2,352)
Net income before income / asset tax expense						$121,796

	Year Ended December 31, 2013
	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total
	(In thousands)
Net revenues	$206,394	$122,123	$32,843	$84,572	$26,663	$472,595
Direct costs	(119,423)	(66,493)	(18,558)	(29,579)	(12,339)	(246,392)
Direct contribution	86,971	55,630	14,285	54,993	14,324	226,203

Operating expenses and indirect costs of net revenues						(72,664)
Income from operations						153,539

Other income (expenses):
Interest income and other financial gains						10,668
Interest expense and other financial losses						(2,356)
Foreign currency gain						1,258
Net income before income / asset tax expense						$163,109

	Three Months December 31, 2015
	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total
	(In thousands)
Net revenues	$74,951	$73,515	$11,030	$11,946	$9,290	$180,732
Direct costs	(52,988)	(42,203)	(10,107)	(4,787)	(8,178)	(118,263)
Direct contribution	21,963	31,312	923	7,159	1,112	62,469

Operating expenses and indirect costs of net revenues						(28,777)
Income from operations						33,692

Other income (expenses):
Interest income and other financial gains						5,793
Interest expense and other financial losses						(4,229)
Foreign currency gain						17,772
Net income before income / asset tax expense						$53,028

	Three Months December 31, 2014
	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total
	(In thousands)
Net revenues	$79,628	$48,486	$10,365	$12,842	$10,049	$161,370
Direct costs	(46,884)	(26,359)	(7,102)	(3,463)	(5,636)	(89,444)
Direct contribution	32,744	22,127	3,263	9,379	4,413	71,926

Operating expenses and indirect costs of net revenues						(26,689)
Income from operations						45,237

Other income (expenses):
Interest income and other financial gains						4,366
Interest expense and other financial losses						(4,941)
Foreign currency gain						5,299
Net income before income / asset tax expense						$49,961

Non-GAAP Financial Measures

To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (U.S. GAAP), we use free cash flows as non-GAAP measures.

This non-GAAP measure should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, this non-GAAP measure is not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. This non-GAAP financial measure should only be used to evaluate our results of operations in conjunction with the most comparable GAAP financial measures.

Reconciliation of this non-GAAP financial measure to the most comparable GAAP financial measure can be found in the tables included in this press release.

Non-GAAP financial measures are provided to enhance investors’ overall understanding of our current financial performance. Specifically, we believe that free cash flow provides useful information to both management and investors by excluding payments for the acquisition of property, equipment, of intangible assets and of acquired businesses net of cash acquired, that may not be indicative of our core operating results. In addition, we report free cash flows to investors because we believe that the inclusion of this measure provides consistency in our financial reporting.

Free cash flow represents cash from operating activities less payment for the acquisition of property, equipment and intangible assets and acquired businesses net of cash acquired. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our operations after the purchase of property, equipment, of intangible assets and of acquired businesses net of cash acquired. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in our cash balance for the period.

Reconciliation of Operating Cash Flows to Free Cash Flows:

	Three Months Ended December 31,

	2015	2014
	(In millions)

Net Cash provided by Operating Activities	$110.1	$58.4

Payment for acquired businesses, net of cash acquired		(8.7)

Purchase of intangible assets	(0.2)	(0.3)

Purchases of property and equipment	(20.1)	(10.0)

Advance for property and equipment	(5.6)

Free cash flow	$84.2	$39.4

The table above may not total due to rounding.

CONTACT:

MercadoLibre, Inc.

Investor Relations

investor@mercadolibre.com

http://investor.mercadolibre.com